Exhibit 99.1

Contact:  Walter H. Hasselbring, III
                 (815) 432-2476
IF BANCORP, INC. ANNOUNCES RESULTS FOR FIRST QUARTER
OF FISCAL YEAR 2022 (UNAUDITED)

Watseka, Illinois, October 28, 2021 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced unaudited net income of $1.9 million, or $0.62 per basic share and $0.61 per diluted share for the three months ended September 30, 2021, compared to $1.3 million, or $0.44 per basic share and diluted share, for the three months ended September 30, 2020.
For the three months ended September 30, 2021, net interest income was $5.6 million compared to $4.9 million for the three months ended September 30, 2020.  We recorded a credit for loan losses of $(127,000) for the three months ended September 30, 2021, compared to a provision for loan losses of $315,000 for the three months ended September 30, 2020.  The decrease in provision for loan losses was primarily due to a decrease in our loan portfolio, including a decrease in loans with COVID-19 modifications.  At September 30, 2021, we had 122 loans with current balances of $66.7 million that received COVID-19 modifications at some point.  These modifications allowed borrowers to defer the principal component of loan payments for up to six months.  As of September 30, 2021, 118 of these loans totaling $64.2 million have returned to principal and interest payments, leaving 4 loans for $2.5 million still under temporary modifications.
Interest income was $6.3 million for both the three months ended September 30, 2021 and the three months ended September 30, 2020.  Interest expense decreased to $679,000 for the three months ended September 30, 2021, from $1.4 million for the three months ended September 30, 2020.  Non-interest income decreased to $1.5 million for the three months ended September 30, 2021, from $1.8 million for the three months ended September 30, 2020.  The decrease in non-interest income was mostly due to a decrease in gain on sale of loans and a decrease in gain on sale of available-for-sale securities.  Non-interest expense increased to $4.7 million for the three months ended September 30, 2021, from $4.5 million for the three months ended September 30, 2020.  For the three months ended September 30, 2021, income tax expense totaled $663,000 compared to $512,000 for the three months ended September 30, 2020.
Total assets at September 30, 2021 were $767.1 million compared to $797.3 million at June 30, 2021.  Cash and cash equivalents decreased to $28.9 million at September 30, 2021, from $62.7 million at June 30, 2021.  Investment securities increased to $199.8 million at September 30, 2021, from $189.9 million at June 30, 2021.  Net loans receivable decreased to $506.3 million at September 30, 2021, from $513.4 million at June 30, 2021.  As of September 30, 2021, we had 165 SBA Paycheck Protection Program (PPP) loans totaling $26.3 million remaining in our loan portfolio.  Deposits decreased to $637.3 million at September 30, 2021, from $667.6 million at June 30, 2021.  The large decrease in deposits and cash and cash equivalents was due to approximately $55.6 million in deposits from a public entity that collects real estate taxes that were on deposit at June 30, 2021 and withdrawn in the three months ended September 30, 2021, when tax monies were distributed.  Total borrowings, including repurchase agreements, increased to $34.7 million at September 30, 2021 from $34.2 million at June 30, 2021.  Stockholders’ equity increased to $86.0 million at September 30, 2021 from $85.3 million at June 30, 2021.
IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association.  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Champaign and Bourbonnais, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions, including as a result of the COVID-19 pandemic; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in forward-looking statements.

Selected Income Statement Data
(Dollars in thousands, except per share data)
	For the Three Months
	Ended September 30,
	2021	2020
	(unaudited)
Interest income	$6,251	$6,265
Interest expense	679	1,377
Net interest income	5,572	4,888
Provision for loan losses	(127)	315
Net interest income after provision for loan losses	5,699	4,573
Non-interest income	1,545	1,751
Non-interest expense	4,690	4,481
Income before taxes	2,554	1,843
Income tax expense	663	512

Net income	$1,891	$1,331

Earnings per share (1)
Basic	$0.62	$0.44
Diluted	0.61	0.44
Weighted average shares outstanding (1)
Basic	3,050,620	3,031,087
Diluted	3,114,615	3,041,188

______________________ footnotes on following page

Performance Ratios
	For the Three Months	For the Year
	Ended September 30, 2021	Ended June 30, 2021
	(unaudited)
Return on average assets	0.98%	0.72%
Return on average equity	8.70%	6.34%
Net interest margin on average interest earning assets	3.02%	2.86%

Selected Balance Sheet Data
(Dollars in thousands, except per share data)
	At September 30, 2021	At June 30, 2021
	(unaudited)
Assets	$767,055	$797,341
Cash and cash equivalents	28,911	62,735
Investment securities	199,809	189,891
Net loans receivable	506,283	513,371
Deposits	637,328	667,632
Federal Home Loan Bank borrowings, repurchase agreements and other borrowings	34,703	34,245
Total stockholders’ equity	86,037	85,304
Book value per share (2)	26.51	26.33
Average stockholders’ equity to average total assets	11.31%	11.40%

Asset Quality
(Dollars in thousands)
	At September 30, 2021	At June 30, 2021
	(unaudited)
Non-performing assets (3)	$225	$411
Allowance for loan losses	6,470	6,599
Non-performing assets to total assets	0.03%	0.05%
Allowance for losses to total loans	1.26%	1.27%
Allowance for losses to total loans excluding PPP loans (4)	1.30%	1.32%

(1)	Shares outstanding do not include ESOP shares not committed for release.
(2)	Total stockholders’ equity divided by shares outstanding of 3,245,876 at September 30, 2021, and 3,240,376 at June 30, 2021.
(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.
(4)	Paycheck Protection Program (PPP) loans are administered by the SBA and are fully guaranteed by the U.S. government.